Exhibit 10.49

THIRD AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AND DEVELOPMENT AGREEMENT

THIS THIRD AMENDMENT TO AMENDED AND RESTATED MANAGEMENT AND DEVELOPMENT AGREEMENT (this “Amendment”) is made as of the 30th day of November, 2011, by and among ALEXANDER’S INC., a Delaware corporation, on behalf of itself and each of the subsidiaries listed in Exhibit B attached hereto (“Alexander’s”), having an address at 210 Route 4 East, Paramus, New Jersey 07652, (sometimes hereinafter referred to as “Owner”), and VORNADO MANAGEMENT CORP., a New Jersey corporation, having an office at 210 Route 4 East, Paramus, New Jersey 07652 (“Manager”).

R E C I T A L S

A.                Alexander’s and Manager have heretofore entered into that certain Amended and Restated Management and Development Agreement, dated July 3, 2002, as amended by First Amendment to Amended and Restated Management and Development Agreement dated as of July 6, 2005 and Second Amendment to Amended and Restated Management and Development Agreement dated as of December 20, 2007 (as so amended, the “Development Agreement”).

B.                 As of the date hereof Manager has entered into that certain Termination of Management and Development Agreement with Alexander’s of Rego Park II, Inc., terminating Manager's property management services with respect to the property located at Block 2080, Lot 101, City and State of New York (the “Rego Park II Property”);

C.                 Whereas, Owner and Manager desire to amend the Development Agreement so that Manager can provide the entity management services provided hereunder with respect to the affiliated entities of Owner that own various portions of the Rego Park II Property.

NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, Owner and Manager hereby agree as follows to the following amendments to be effective from and after the date hereof (the “Effective Date”):

1.                  Exhibit A of the Development Agreement:  Exhibit A to the Development Agreement is hereby replaced with Exhibit A attached hereto.

2.                  List of Subsidiaries to the Development Agreement:  The List of Subsidiaries for purposes of the introductory paragraph to the Development Agreement is hereby replaced with Exhibit B attached hereto.

3.                  Management Fee.  The first sentence of Article III, Section A is hereby amended to read as follows:  “Owner shall pay Manager, as Manager's entire compensation for the services rendered hereunder in connection with the management of the Properties and the management of the Owner, a management fee (the “Management

Fee”) equal to Two Million Four Hundred Thousand Dollars ($2,400,000) per annum), payable in equal monthly installments, in arrears, in the amount of $200,000 on the tenth day of each calendar month beginning with the first calendar month after the Effective Date.

4.                  Counterparts.  This Amendment may be executed in several counterparts, each of which shall be deemed an original, and all of such counterparts together shall constitute one and the same instrument.

5.                  Defined Terms.  All terms capitalized but not defined herein shall have the same meaning ascribed to such terms in the Development Agreement.  The marginal headings and titles to the paragraphs of this Amendment are not a part of this Amendment and shall have no effect upon the construction or interpretation of any part hereof.

6.                  Amendment.  This Amendment is incorporated into and made a part of the Development Agreement, and the Development Agreement and all terms, conditions and provisions of the Development Agreement are ratified and confirmed in all respects and is and shall continue to be in full force and effect as modified and amended hereby.

7.                  Governing Law.  This Amendment shall be governed by and construed in accordance with the laws of the State of New York.

8.                  No Modification. This Amendment constitutes the entire understanding of the parties with respect to the subject hereof and may not be amended except in a writing executed by the parties hereto.

9.                  Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto, and their successors and permitted assigns.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

OWNER:

ALEXANDER’S INC., a Delaware corporation

By:	/s/ Steven Santora
Name:	Steven Santora
Title:	Assistant Secretary

MANAGER:

VORNADO MANAGEMENT CORP.

By:	/s/ Joseph Macnow
Name:	Joseph Macnow
Title:	Executive Vice President and Chief Financial Officer

EXHIBIT A

The following parcels of real property:

1.         “FLUSHING PROPERTY”

ADDRESS:  136-20 through 136-30 Roosevelt Avenue,

a/k/a 40-17-19 Main Street

Queens, New York

TAX MAP DESIGNATION:

BLOCK:  5019  LOT:  5

CITY:  New York  COUNTY:  Queens STATE:  New York

2.         “REGO PARK III PROPERTY”

TAX MAP DESIGNATION:

BLOCK:  2077   LOTS:  90 & 98

and

BLOCK:  2076   LOTS:  50 & 63

CITY:  New York   COUNTY:  Queens   STATE:  New York]

3.        “PARAMUS PROPERTY”

TAX MAP DESIGNATION:

LOT:  1   BLOCK:  1202   TAX MAP SHEET NO.:  12

The following entities:

Alexander’s Department Stores of Brooklyn, Inc.

Alexander’s Department Stores of New Jersey, Inc.

Alexander’s of Brooklyn, Inc.

Alexander’s Personnel Providers, Inc.

Alexander’s of Brooklyn II, LLC

Alexander’s of Kings LLC

Alexander’s Kings Plaza LLC

Kings Parking LLC

Kings Plaza Lender LLC

Alexander’s Rego Shopping Center, Inc.

Rego Park Commercial LLC

Rego Park Residential LLC

Alexander’s Construction LLC

Alexander’s Management LLC

Fifty Ninth Street Insurance Company, LLC

Sakraf Wine & Liquor Store

Ownreal Inc.

731 Office One Holding LLC

731 Office Two Holding LLC

Alexander’s of Rego Park II, Inc.

731 Commercial Holding LLC

731 Commercial, LLC

731 Office One LLC

731 Office Two LLC

Rego II Borrower LLC

731 Retail One LLC

731 Restaurant LLC

EXHIBIT B

List of Subsidiaries

Alexander’s of Rego Park III, Inc.

Alexander’s of Flushing, Inc.

ALX of Paramus LLC